                                                                  Exhibit 10.4.1
                                                                  --------------

                               2.2 Building Lease

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

             STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET
                (Do not use this form for Multi-Tenant Property)

1.  Basic Provisions ("Basic Provisions")

     1.1 Parties: This Lease ("Lease"), dated for reference purposes only, December 20, 1996, is made by and between Techplex, L.P., A California Limited Partnership ("Lessor") and Putter Properties, Inc., a Delaware Corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 1969 Kellogg Avenue located in the County of San Diego, State of California and generally described as (describe briefly the nature of the property) the land and an industrial building totaling approximately 32,975 square feet located in the Carlsbad Airport Centre, Carlsbad, California 92008, as depicted on EXHIBIT "1" annexed to the Addendum, see Addendum, (S)1, ("Premises"). (See Paragraph 2 for further provisions.)

     1.3 Term: Ten (10) years and Zero (0) months ("Original Term") commencing February 1, 1997 ("Commencement Date") and ending one hundred twenty (120) months thereafter ("Expiration Date"). (See Paragraph 3 for further provisions.)

     1.4 Early Possession: See Addendum, (S)6 ("Early Possession Date"). (See Paragraphs 3.2 and 3.3 for further provisions.)

     1.5  Base Rent:  $14,038.00 per month ("Base Rent"), payable on the first
(1st) day of each month commencing February 1, 1997, subject to adjustment. See Addendum, (S)3. (See Paragraph 4 for further provisions.)

[X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Addendum, (S)3.

     1.6 Base Rent Paid Upon Execution: $14,038.00 (Fourteen Thousand Thirty-Eight and no/100ths Dollars) as Base Rent for the period of February 1, 1997 through February 28, 1997.

     1.7 Security Deposit: $25,617.00. See Addendum, (S)4, ("Security Deposit"). (See Paragraph 5 for further provisions.)

     1.8 Permitted Use: General office, research, development and manufacturing and any other legally permitted use. (See Paragraph 6 for further provisions.)

     1.9 Insuring Party: Lessor is the "Insuring Party" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

     1.10 Real Estate Brokers: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes): CB Commercial Real Estate Group, Inc. represents [_] Lessor exclusively ("Lessor's Broker"); [X] both Lessor and Lessee, and CB Commercial Real Estate Group, Inc. represents [_] Lessee exclusively ("Lessee's Broker"); [X] both Lessee and Lessor. (See Paragraph 15 for further provisions.) See Addendum, (S)5.

     1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Tommy Armour Golf Company and Odyssey Sports, Inc. ("Guarantor"). (See Paragraph 37 for further provisions.)

     1.12 Addenda. Attached hereto is an Addendum or Addenda consisting of pages 1 through 12 and Exhibits 1 through 6 of the Addendum all of which constitute a part of this Lease.

2.  Premises.  See Addendum, (S)7.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.


     2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Scheduled Completion Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition as of that date. If a non-compliance with said warranty exists on the Scheduled Completion Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty as provided in the Addendum, (S)7, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.3 Compliance with Covenants, Restrictions and Building Code. Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Substantial Completion Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty as provided in the Addendum, (S)8, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.4 Acceptance of Premises. Lessee hereby acknowledges that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

3.  Term.

     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.2  Early Possession.  See Addendum, (S)9.

     3.3  Delay in Possession.  See Addendum, (S)(S) 6 and 9.

4.  Rent.

     4.1 Base Rent. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Breaches under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor, shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease. See Addendum, (S)4.

6.  Use.  See Addendum, (S)10.

     6.1 Use. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee. Lessees assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

     6.2  Hazardous Substances.

     (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitute a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of an above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires permit from, or with respect to which a report, notice, registration or business plan is required to be filled with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premise or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements).

     (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

     (c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to persons, property or the environment created or permitted by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of the Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

     6.3 Lessee's Compliance with Law. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law. See Addendum, (S)8.

     6.4 Inspection; Compliance. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of a Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.  Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

     7.1  Lessee's Obligations.

     (a) Subject to Lessor's obligations under Addendum, (S)(S) 2 and 11, and subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition),
2.3 (Lessor's warranty as to compliance with covenants, etc.), 7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all such times, keep the Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for seven (7) years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years.

     (b) Lessee shall pay as a part of "Operating Expenses," as defined in Addendum, (S)2, the cost of contracts, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the
Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

     7.2 Lessor's Obligations. Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises), 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), and as otherwise provided in this Lease (see Addendum, (S)11), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs.

     7.3  Utility Installations; Trade Fixtures; Alterations.

     (a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $50,000.

     (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and
(iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to the estimated cost of such Alteration or Utility Installation.

     (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim.

     7.4  Ownership; Removal; Surrender; and Restoration.

          (a) Ownership. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises. See Addendum, (S)13.

          (b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

          (c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.  Insurance; Indemnity.

     8.1 Payment For Insurance. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance as a part of operating expenses payable under Addendum, (S)2, required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.

     8.2  Liability Insurance.

          (a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b) Carried by Lessor. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

     8.3 Property Insurance - Building, Improvements and Rental Value. See Addendum, (S)14.

          (a) Building and Improvements. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

          (b) Rental Value. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one
(1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (c) Adjacent Premises. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

          (d) Tenant's Improvements. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

     8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

     8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be reasonably required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clause as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     8.7 Indemnity. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

     8.8 Exemption of Lessor from Liability. Except for Lessor's gross negligence or Breach of this Lease, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wire appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act of neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom. See Addendum, (S)12.

9.  Damage or Destruction.  See Addendum, (S)15.

     9.1  Definitions.

          (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair and cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts coverage limits involved.

          (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

          (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for this purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2., notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. See Addendum, (S)15.1.

     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

     9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary. See Addendum, (S)15.2.

     9.6  Abatement of Rent; Lessee's Remedies.  See Addendum, (S)15.3.

          (a) In the event of damage described in Paragraph 9.2 (Partial Damage -Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration, except for Lessor's gross negligence or willful misconduct.

          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

     9.7 Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months.

     9.8 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease. See Addendum, (S)15.4.

     9.9 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  Real Property Taxes.

     10.1 Payment of Taxes. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease as a part of the Operating Expenses payable under Addendum, (S)2. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration.

     10.2 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten
(10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12.  Assignment and Subletting.  See Addendum, (S)16.

     12.1  Lessor's Consent Required.

           (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

           (b)  See Addendum, (S)16.

           (c)  See Addendum, (S)16.

           (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be Default curable after notice per Paragraph 13.1(c). Lessor shall have the right to upon thirty (30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event such Breach and market value adjustment, (i) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index is determined with reference to the index applicable to the time of such adjustment, and (ii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

     12.2  Terms and Conditions Applicable to Assignment and Subletting.

           (a) Regardless of Lessor's consent, any assignment shall not: (i) be effective without the express written assumption by such assignee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee of the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under the Lease.

           (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

           (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessor or to any subsequent or successive assignment or subletting by the sublessee.
However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

           (d) In the event of any Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantor or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

           (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

           (f) Any assignee of this Lease shall, by reason of accepting such assignment, be deemed for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment to which Lessor has specifically consented in writing.

     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

           (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to why such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

           (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

13.  Default; Breach; Remedies.  See Addendum, (S)17.

     13.1 Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as herein defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

           (a) The abandonment of the Premises.

           (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

           (c) See Addendum, (S)17.2.

           (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b), or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

           (e) The occurrence of any of the following events: (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. (S)101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

           (f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

           (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a guarantor; (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, which is not dismissed within 60 days; (iv) a guarantor's refusal to honor the guaranty; or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty
(60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.

     13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf with respect to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

           (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1 (b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

           (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

           (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

           (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance. See Addendum, (S)17.

     13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair. See Addendum, (S)18.

15.  Broker's Fee.

     15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

     15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Broker's jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers (or in the event there is no separate written agreement between Lessor and said Brokers, the sum of $ as per agreement) for brokerage services
                                      ----------------
rendered by said Brokers to Lessor in this transaction.

     15.3 Unless Lessor and Brokers have otherwise agreed in writing, Lessor further agrees that: (a) if Lessee exercises any Option (as defined in Paragraph 39.1) or any Option subsequently granted which is substantially similar to an Option granted to Lessee in this Lease, or (b) if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of the term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or (e) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Lessor shall pay said Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

     15.4 Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

     15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated herein and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with such transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

     15.6 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.  Tenancy Statement.

     16.1 Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

     16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and the Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor financial statements of Lessee and such Guarantors in such form as customarily prepared by Lessee and Guarantor, as applicable (including any additional statements for the last three years), as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if it is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. See Addendum,
(S)19.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceed the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4. See Addendum, (S)20.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein and no other prior agreement or understanding shall be effective.

23.  Notices.

     23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor or Lessee hereunder shall be concurrently transmitted to such persons or parties at such addresses as Lessor or Lessee may from time to time hereafter designate by written notice to the other.


     23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment. See Addendum, (S)21.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. No Right to Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of the Lease.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  Subordination; Attornment; Non-Disturbance.

     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. Attorney's Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations).

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.  Consents.

     (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants'
fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

     (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.  Guarantor.

     37.1 The form of the guaranty to be executed by each such Guarantor shall be in the form approved by Lessor and Guarantor, and each said Guarantor shall have the obligations as provided in the Guaranty, and the obligation to provide the Tenancy Statement and information called for by Paragraph 16.

     37.2 It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signature of the persons authorized to sign on its behalf or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.  Options.  See Addendum, (S)22.

     39.1 Definition. As used in this Paragraph 39 the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

     39.2 Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise. See Addendum, (S)22.

     39.3 Multiple Options. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

     39.4  Effect of Default on Options.

           (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under

Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid, or
(iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option, if such Default has, in fact, occurred.

           (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

           (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due or (ii) Lessor gives to Lessee three (3) or more notices of Default under Paragraph 13.1 during any twelve (12) month period if such Defaults, in fact, occurred, whether or not the Defaults are cured, or (iii) Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings, and their invitees.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee or increase Lessee's monetary obligation. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under any provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

See Addendum for additional provisions.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.


     IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.


The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.


Executed at El Cajon                        Executed at Iselin, NJ
on 12/26/96                                 on 12/23/96
by LESSOR:                                  by LESSEE:
 Techplex, L.P., A California Limited        Putter Properties, Inc., a Delaware
 Partnership                                 corporation
 Its General Partner, Hamann Consolidated,
 Inc., A California Corporation

By         /s/ JEFFREY C. HAMANN            By         /s/ RICHARD A. BUCCARELLI
  ----------------------------------------     ---------------------------------
Name Printed:  Jeffrey C. Hamann            Name Printed:  Richard A. Buccarelli
Title:  President                           Title:  Vice President

By         /s/ JEFFREY C. HAMANN
  ----------------------------------------
Name Printed:  Gregg Hamann
Title:   Secretary
Address: 475 West Bradley Avenue
         El Cajon, California 92020
Tel. No. (619) 440-7424  Fax No. (619) 440-8914

NET Jeffrey C. Hamann has Attorney In Fact for Gregg Hamann.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, California 90071.

                               ADDENDUM TO LEASE

                                    BETWEEN

                                TECHPLEX, L.P.,
                       A California Limited Partnership

                                      AND

                           PUTTER PROPERTIES, INC.,
                            a Delaware corporation

                            Dated December 20, 1996

                                  TABLE OF CONTENTS

Section                                                                           Page
-------                                                                           ----
1.       Premises Description....................................................  1

2.       Base Rent Adjustment/Operating Expenses.................................  1
         2.1  Method of Payment..................................................  1
         2.2  LESSOR's Administrative Services...................................  2
         2.3  Monetary Limitation................................................  2

3.       Base Rent...............................................................  2

4.       Security Deposit........................................................  2

5.       Broker Representation/Licensee Disclosure...............................  2

6.       Building Shell and Tenant Improvements..................................  2
         6.1   Tenant Improvements...............................................  3
               6.1.1    Design of Tenant Improvements............................  3
               6.1.2    Approval of Contractor...................................  4
               6.1.3    "Substantial Completion" Defined.........................  4
               6.1.4    Time for Substantial Completion..........................  4
               6.1.5    Payment of Tenant Improvement Costs......................  5
               6.1.6    "Tenant Improvement Costs" Defined.......................  5
               6.1.7    Change Orders............................................  5
               6.1.8    Reports and Final Reconciliation.........................  6
               6.1.9    Dispute Resolution.......................................  6

7.       LESSOR's Warranty Concerning the Condition of the Premises..............  6
         7.1   Hazardous Materials...............................................  6

8.       LESSOR's Warranty of Compliance with Building Code and Restrictions.....  7

9.       Delivery of Possession..................................................  7

10.      Use Warranty............................................................  7

11.      LESSOR's Maintenance Obligations........................................  8
         11.1  Limitations on LESSOR's Responsibility............................  8
         11.2  Exclusions........................................................  8

12.      Indemnification.........................................................  9

13.      Additional Provisions Regarding Alteration Removal......................  9

14.      Property Insurance/Earthquake...........................................  9

15.      Additional Provision Concerning Damage or Destruction...................  9
         15.1  Partial Damage-Uninsured Loss.....................................  9
         15.2  Damage Near End of Term........................................... 10
         15.3  Abatement of Rent................................................. 10
         15.4  Termination-Advance Payments...................................... 10

16.      Additional Provision Concerning Assignment and Subletting............... 10
         16.1  LESSOR's Consent/Affiliate Transaction............................ 10
         16.2  Exception to Consent For Certain Subletting....................... 10
         16.3  Assignee's Assumption............................................. 10
         16.4  Rent Adjustment Upon Assignment or Sublease....................... 11
         16.5  Presumption of Reasonableness..................................... 11

         16.6  Time For Consent.................................................. 11

17.      Additional Provision Concerning Default/Breach/Remedies................. 11
         17.1  Limited Waiver of Costs........................................... 12
         17.2  Documentation Requirements........................................ 12
         17.3  Limited Late Charge Waiver........................................ 12
         17.4  Limitation........................................................ 12

18.      Additional Provision Regarding Condemnation............................. 12

19.      Additional Provision Regarding LESSOR's Liability....................... 12

20.      Additional Provision Regarding Interest................................. 12

21.      Waiver.................................................................. 13

22.      Additional Option Provisions............................................ 13
         22.1  Adjustment to Base Rent........................................... 13
         22.2  Refurbishment Allowance........................................... 14
         22.3  "Index" Defined................................................... 14

23.      Arbitration Procedure................................................... 14

24.      Subordination/Non-Disturbance........................................... 15

25.      Hazardous Materials Questionnaire....................................... 15

26.      Additional Notice Provisions............................................ 15

                                   EXHIBITS

Exhibit "1"  Description of Premises
Exhibit "2"  1997 Estimated Operating Budget
Exhibit "3"  Tenant Improvement Plans
Exhibit "4"  Specifications
Exhibit "5" Subordination, Estoppel, Nondisturbance and Attornment Agreement Exhibit "6" Hazardous Materials Questionnaire

                               ADDENDUM TO LEASE
                               -----------------


     This ADDENDUM TO LEASE ("Addendum") is made by and between Techplex, L.P., a California limited partnership ("LESSOR"), and Putter Properties, Inc., a Delaware corporation ("LESSEE"), and is intended to supplement that certain Standard Industrial/Commercial Single-Tenant Lease Net between LESSOR and LESSEE dated December 20, 1996 ("Lease") to which this Addendum is annexed. If there is any inconsistency between this Addendum and the Lease, the terms of this Addendum shall supersede and control, provided that except as otherwise stated, references to the "Lease" mean and refer to the above referenced standard Lease as modified by this Addendum. LESSOR and LESSEE agree as follows:

     1.  Premises Description. The Premises presently consist of the land and
         --------------------
all improvements located on the land depicted on Exhibit "1" annexed to this Addendum, including the "Building Shell" as described in section 6 of this Addendum, and, following LESSOR's completion of the "Tenant Improvements" as described in section 6 of this Addendum, the Tenant Improvements.

     2.  Base Rent Adjustment/Operating Expenses. The Base Rent for each
         ---------------------------------------
subsequent year of the Lease during the Original Term following the initial year of the Lease shall be adjusted as provided in section 3 of this Addendum. In addition to payment of the Base Rent, LESSEE shall, from and after February 1, 1997, be responsible for payment of all "Operating Expenses" (as defined below), subject to the limitation provided in subsection 2.3 of this Addendum. The term "Operating Expenses" means the following expenses and costs of the ownership and operation of the Premises: (a) amounts payable for maintenance contracts required to be procured pursuant to Paragraph 7.1(b) of the Lease (but not the cost of repairs or replacements payable by LESSEE), (b) insurance required to be maintained by LESSOR or LESSEE under the Lease (exclusive of the insurance maintained by LESSEE under Paragraph 8.4 of the Lease), (c) Real Property Taxes,
(d) a reasonable reserve for replacement of the roof, (e) assessments and dues payable to any association or other governing body established pursuant to any covenants, conditions or restrictions affecting the Premises as of the date of the Lease, (f) reimbursement to LESSOR of Carlsbad Community Facilities District costs, (g) a fire sprinkler monitoring contract if payable separate from the fire sprinkler maintenance contract described in Paragraph 7.1(b) of the Lease,
(h) the Administrative Fee described in subsection 2.2 of this Addendum, and (i) the reasonable amount of other ordinary and necessary expenses and costs of operation of the Premises, which are customarily incurred in the operation of similarly situated real estate projects; provided, however, the term "Operating Expenses" does not include (i) any indebtedness secured by a mortgage, deed of trust or similar security interest granted by LESSOR and encumbering the Premises, or (ii) any other items of expense or cost which the terms of the Lease expressly require be paid or incurred by LESSEE, including all utility charges payable by LESSEE under Paragraph 11 of the Lease.

     2.1  Method of Payment. From and after February 1, 1997, LESSEE shall pay
          -----------------
to LESSOR monthly, as additional rent, an amount equal to 1/12 of the projected annual Operating Expenses. Such amount shall be due and payable concurrently with the payment of the applicable Base Rent. Prior to the beginning of each lease year, LESSOR will provide LESSEE an annual estimated Operating Budget ("Estimated Operating Budget"). Subject to LESSEE's payment of Operating Expenses as provided in this Addendum, LESSOR shall make prompt payment of the Operating Expenses. Any excess or deficit from the estimates shown in the Estimated Operating Budget will be credited or billed to LESSEE at the end of the applicable year and LESSOR shall concurrently furnish LESSEE with a detailed statement showing actual Operating Expenses. Any deficit will be payable as additional rent within ten (10) days of receipt of a final Operating Budget setting forth the actual expenditures for the applicable lease year and the deficit. Any excess shall be credited against the next payments of Operating Expenses due from LESSEE. A copy of the 1997 Estimated Operating Budget is attached to this Addendum as Exhibit 2; amounts of expense may vary in future years as the Premises ages. Promptly following request, LESSOR shall furnish LESSEE with such additional information as LESSEE may reasonably request with respect to such Operating Expenses.

     2.2  LESSOR's Administrative Services. LESSOR agrees to provide certain
          --------------------------------
administrative services to assist LESSEE in the performance of LESSEE's obligations under Paragraphs 7, 8.2, 8.3 and 10 of the Lease in consideration for LESSEE's monthly payment of an administrative fee to LESSOR of two percent (2%) of the Base Rent ("Administrative Fee"). Such Administrative Fee shall be payable as a part of the Operating Expenses payable by LESSEE. LESSOR's administrative services shall consist of the following: LESSOR shall procure, on behalf of LESSEE, maintenance contracts required to be procured by LESSEE under Paragraph 7.1(b) of the Lease, and shall otherwise procure bids and contract proposals from contractors when necessary for LESSEE's performance of its general repair obligations under Paragraph 7.1(a) of the Lease. Except with the prior written consent of LESSEE, major items of expense exceeding $10,000.00 shall be competitively bid and LESSOR shall not submit any contracts or proposals for any of such services to be performed by LESSOR or any affiliate of LESSOR, except to the extent such affiliation is disclosed to LESSEE and such contract is competitively priced. LESSOR shall not be liable for any acts or omissions of any such contractors, nor for LESSEE's default in failing to perform any obligation under the Lease, except to the extent of LESSOR's failure to pay any Operating Expense from funds previously provided by LESSEE for the payment of such Operating Expense, LESSOR's failure to perform its obligations under the Lease, or LESSOR's gross negligence or willful misconduct.

     2.3  Monetary Limitation. Notwithstanding the preceding provisions, LESSOR
          -------------------
agrees that during the Original Term, the maximum amount payable by LESSEE for Operating Expenses shall not exceed an amount equal to $4,946.25 monthly.

     3.  Base Rent. The Base Rent stated in Paragraph 1.5 of the Lease for the
         ---------
first year of the Lease as shown below, shall be adjusted at the beginning of the second year of the Lease and at the beginning of each year thereafter during the Original Term in accordance with the following schedule of Base Rent:

     Year    Base Rent
     ----    ---------
     1       $14,038.00
     2       $17,761.00
     3       $20,677.00
     4       $20,841.00
     5       $21,571.00
     6       $22,326.00
     7       $23,107.00
     8       $23,915.00
     9       $24,752.00
     10      $25,617.00

     4.  Security Deposit. Notwithstanding any contrary provision in Paragraph 5
         ----------------
of the Lease, any unexpended portion of the Security Deposit shall be applied to the last month's Base Rent for the Original Term, or if LESSEE exercises any option to extend the term of the Lease, for the last month of the last extension period.

     5.  Broker Representation/Licensee Disclosure. LESSOR and LESSEE each
         -----------------------------------------
warrant that: (a) they have dealt with no other real estate brokers in connection with this transaction except: CB Commercial Real Estate Group, Inc., who represents LESSOR and LESSEE; (b) that they were timely advised of such dual representation and have consented to such dual representation by Brokers; and (c) they have not and do not expect the Brokers to disclose to one party the confidential information of the other party. In addition, LESSEE acknowledges that it is aware that one or more principals or members of LESSOR may be licensed real estate brokers or other licensees, including David Onosko, and that such licensees are participating in this transaction as affiliates of LESSOR and have not undertaken to represent the interests of LESSOR.

     6.  Building Shell and Tenant Improvements. LESSOR, at its expense, has
         --------------------------------------
caused the completion of the construction of the Building Shell. The phrase "Building Shell" means the building improvements and related site improvements as shown on those certain plans and specifications prepared by Progressive Images, dated December 5, 1995 and consisting of 38 pages ("Building Shell Plans"), including (a) roofing, fascia, exterior walls, doors and windows, (b) footings and concrete floors, (c) "shell" fire sprinkler system in accordance with minimum code requirements, (d) conduits and pipes for telephone, electricity, water, fire sprinklers and sewage brought to "stub out" termination points in or above a perimeter wall of the Premises, (e) a main electrical termination panel for the Building, (f) paving and finish of parking areas, entrance areas and walkways, (g) landscaping as reasonably determined by LESSOR, and (h) site improvements consisting of street, gutters, sidewalks, curbs, storm drains and erosion control (construction period and permanent) as required to comply with governmental requirements; provided, however, the term "Building Shell" does not include completion of the mezzanine light weight concrete floor or the railings, walls or stairways for the mezzanine other than as required for governmental approval of LESSEE's occupancy of other areas of the Building Shell, provided LESSOR acknowledges that completion of such mezzanine improvements may be performed by LESSEE at a later date. LESSEE acknowledges that the "Building Shell" improvements have been completed and are approved by LESSEE; provided, however, the preceding approval is not intended to waive any warranties or other obligations of LESSOR.

     6.1  Tenant Improvements. Subject to all requirements in this section 6,
          -------------------
LESSOR shall diligently commence and pursue to completion the construction of the Tenant Improvements to the Premises in connection with LESSEE's initial occupancy of the Premises as provided in this section. The phrase "Tenant Improvements" means all improvements which are not a part of the Building Shell, as shown in the Tenant Improvement Plans (described below), including (a) partitions, walls, and doors, (b) all surface finishes, including wall coverings, paint, floor coverings, suspended ceilings and other similar items,
(c) duct work, heat pumps, vents, diffusers, terminal boxes and accessories for completion of heating, ventilation and air conditioning systems within the Premises, (d) electrical distribution systems (including panels, subpanels, wires and outlets), lighting fixtures, outlets, switches and other electrical work to be installed in the Premises, but excluding any additional or special electrical requirements for the equipment room/machine shop (e) plumbing lines, fixtures and accessories, (f) all fire and life safety control systems such as fire walls and fire alarms (including piping, wiring and accessories) to be located in the Premises, and fire sprinklers and lines attributable to the Tenant Improvements and/or LESSEE's fixtures, furnishing or equipment, (g) improvements required for compliance with Title 24, and (h) such other improvements shown on the "Tenant Improvement Plans" (as defined below); provided, however LESSEE's trade fixtures, equipment and personal property (including telephone systems and cabling, computer systems and network cabling, chairs, tables, furniture and other equipment used in LESSEE's business) shall not be considered part of the Tenant Improvements regardless of whether shown on the Tenant Improvement Plans. The construction of the Tenant Improvements shall be carried out without Material Deviation (as defined below) from the Tenant Improvement Plans, in a good and workmanlike manner using materials as described in the Specifications (as described below), and in accordance with Applicable Law. LESSEE will cause the Architect to submit the Tenant Improvement Plans for government plan checking and for issuance of a building permit (the "Building Permit") promptly following the execution of this Lease. LESSOR shall cause the Contractor to cause the Substantial Completion (as defined below) of the Tenant Improvements on or before the "Scheduled Completion Date" as provided in subsection 6.1.4 below. Notwithstanding the Substantial Completion of the Tenant Improvements, LESSOR shall remain responsible for causing the completion of any corrective work or "punch list" required to fully complete the Tenant Improvements in a good and professional workmanlike manner.

     6.1.1  Design of Tenant Improvements. LESSOR has approved the plans
            -----------------------------
prepared by Smith Consulting Architects ("Architect"), a list of which is annexed to this Addendum as Exhibit "3" ("Tenant Improvement Plans"), which Tenant Improvement Plans also include specifications describing the quality or category of materials to be utilized in the construction of the Tenant Improvements ("Specifications"); a copy of the Specifications is annexed to this Addendum as Exhibit "4." LESSEE will have the Architect submit the Tenant Improvement Plans for government plan checking and for issuance of a building permit (the "Building Permit"). The Tenant Improvement Plans and Specifications shall be subject to any changes required by governmental authorities; provided, however, LESSOR and LESSEE shall have the right to approve any changes to the Tenant Improvement Plans or Specifications requested by such governmental authorities, whether during such plan check or during the course of construction ("Government Change"), and LESSOR and LESSEE agree not to unreasonably withhold such approval. LESSOR shall cause the Contractor to complete the Tenant Improvements in accordance with the Tenant Improvement Plans and Specifications, without Material Deviation. The term "Material Deviation" means a change, modification or deviation other than (a) any change, modification or deviation constituting a Government Change or change requested by LESSEE, (b) minor deviations in the location or dimensions of walls, windows doors, electrical outlets and similar improvements, or (c) any other change, modification or deviation approved by LESSEE, which approval will not be unreasonably withheld.

     6.1.2  Approval of Contractor. LESSOR and LESSEE hereby approve CSI General
            ----------------------
Contractors as the contractor ("Contractor") for construction of the Tenant Improvements. LESSOR shall not permit or otherwise cause any other person or entity to act as the general contractor for construction of the Tenant Improvements, except in the event of a termination of the general contract with Contractor on account of the default of Contractor. In the event of any such termination, LESSOR shall have the right to reasonably select an alternate licensed, general contractor to complete the construction so long as such replacement contractor is experienced in the construction of commercial tenant improvements and is not affiliated with LESSOR.

     6.1.3  "Substantial Completion" Defined. The term "Substantial Completion"
            --------------------------------
means the date upon which LESSOR satisfies all of the following requirements:
(a) the construction of the Tenant Improvements is substantially completed in accordance with the Tenant Improvement Plans and Specifications as modified only by any changes requested by LESSEE or Government Changes, subject only to minor corrective work which does not affect or limit LESSEE's use of the Premises; (b) LESSOR has procured a certificate of occupancy (whether temporary or permanent) or other applicable permit permitting LESSEE's immediate occupancy of the Premises and the use of the Premises for the conduct of LESSEE's business; and
(c) LESSOR has given LESSEE written notice stating that such Substantial Completion has occurred and that the Premises are available for LESSEE's immediate possession and occupancy ("Notice of Possession").

     6.1.4  Time for Substantial Completion. LESSOR shall cause Contractor to
            -------------------------------
diligently pursue the construction and cause the Substantial Completion of the Tenant Improvements on or before a date which is no later than forty-five (45) days following the date of LESSEE's delivery of the Building Permit to LESSOR ("Scheduled Completion Date"); provided, however, the Scheduled Completion Date shall be extended if Substantial Completion is delayed on account of (a) changes to the approved Tenant Improvement Plans requested by LESSEE, including time expended in obtaining fixed, price quotations for any changed work as required under subsection 6.1.7 of this Addendum or delays in obtaining LESSEE's approval of any Government Changes as provided in subsection 6.1.1 of this Addendum, (b) Government Changes, (c) delays of LESSEE in paying the amount of any Tenant Improvement Costs payable by LESSEE, or (d) fire, earthquake or other causalities, inclement weather conditions, delays encountered in processing governmental approvals or inspections or other governmental action which prevents or impedes the orderly progress of construction, delays encountered as a result of the discovery of any unknown or concealed conditions affecting the Premises, delays caused by general area wide labor or material shortages or labor disputes (such as strikes or lock-outs), or any other causes beyond the reasonable control of LESSOR or Contractor. If such delays are encountered, the Scheduled Completion Date shall be extended but only for the number of days the delaying event exists and prevents Contractor from proceeding with the work. The extension of the Scheduled Completion Date pursuant to this subsection shall not change or delay the date for LESSEE to commence payment of the Base Rent, Operating Expenses or other charges payable by LESSEE. Except for excused delays described in the preceding provisions, if Substantial Completion is delayed beyond the Scheduled Completion Date, the following provisions shall apply: (i) if the delay does not exceed thirty (30) days, LESSEE shall be credited with two
(2) free days of Base Rent for each one (1) day Substantial Completion is so delayed, with such credits to be applied to the Base Rent next becoming due; and
(ii) if the delay exceeds thirty (30) days, then LESSEE at its option, shall have the right to either (aa) continue to accumulate the two (2) days free Base Rent credit for each one (1) day of additional delay and apply such credit to Base Rent next becoming due, or (bb) terminate the Lease by giving written notice of such election to LESSOR, which notice shall effectively terminate the Lease upon the expiration of ten (10) days following delivery of the notice, unless LESSOR has caused the Substantial Completion prior to the expiration of such ten (10) day period, in which event the termination notice shall not become effective and this Lease shall continue in full force and effect, provided that LESSEE shall be entitled to the accumulation and application of the free Base Rent credit until such Substantial Completion and LESSEE shall not be required to pay Operating Expenses during any period of Base Rent credit accumulation. If the Lease is terminated by LESSEE pursuant to the preceding provision, LESSOR agrees to reimburse LESSEE for LESSEE's contributions to the Tenant Improvement Costs described in subsections 6.1.5 and 6.1.7 of this Addendum, the Security Deposit and any rentals previously paid by LESSEE within thirty (30) days of such termination; provided, however, LESSOR shall have no other liability whatsoever to LESSEE on account of the failure to timely deliver the Premises.

     6.1.5  Payment of Tenant Improvement Costs. The "Tenant Improvement Costs"
            -----------------------------------
(as defined below) shall be allocated between LESSOR and LESSEE in the manner hereinafter set forth. Except as otherwise provided, LESSOR shall be responsible for payment of the amount of $225,000 towards the Tenant Improvement Costs and LESSEE shall be responsible for payment of the amount of $184,000 ("LESSEE's Initial Contribution") towards the Tenant Improvement Costs; provided, however, LESSEE shall also be solely responsible for payment of all fees and costs payable to any design professionals, such as architects and engineers, in connection with the preparation of or processing for permit of the Tenant Improvement Plans and Specifications and/or any other services concerning or relating to the design of the Tenant Improvements. Within five (5) days from the execution of this Lease, LESSEE shall pay LESSEE's Initial Contribution to a fund control account maintained at Bank of Commerce ("Lender"), and the proceeds of LESSEE's Initial Contribution shall be disbursed from such account along with the proceeds of LESSOR's loan from Lender as the construction of the Tenant Improvements progresses. LESSOR and LESSEE shall each be responsible for payment of fifty percent (50%) of any Tenant Improvement Costs in excess of $409,000 up to a maximum of $434,000. LESSEE agrees to pay to the Lender's fund control any additional amount due from LESSEE under the preceding provision within ten (10) days following notice from LESSOR requesting such additional funds together with Contractor's invoices and other documentation reasonably requested by LESSEE to evidence such costs. In the event the Tenant Improvement Costs exceed $434,000, LESSOR shall be solely responsible for such excess, except as provided in subsection 6.1.7 below. If, following completion of the Tenant Improvements, the Tenant Improvement Costs are less than $409,000, LESSOR shall reimburse LESSEE in the amount of 50% of the savings within forty-five (45) days after Substantial Completion.

     6.1.6  "Tenant Improvement Costs" Defined. The phrase "Tenant Improvement
            ----------------------------------
Costs" means all direct and indirect costs of furnishing, constructing and installing the Tenant Improvements, including, without limitation, (a) any reasonable out-of-pocket costs for design and/or architectural services incurred by LESSOR in reviewing any changes to the Tenant Improvement Plans and/or in connection with government inspections of the construction, but not any costs or expenses incurred by LESSEE for such design and/or architectural services, (b) government permit costs applicable to the Tenant Improvements, (c) amounts payable to the contractor for overhead/profit, job site supervision, cleanup, trash and janitorial services, (d) the actual 'hard costs" of construction of the Tenant Improvements, and (e) any and all other expenses and costs of whatever kind or nature incurred by LESSOR in connection with the Tenant Improvements; provided, however, the term "Tenant Improvement Costs" shall not include any fees of LESSOR or any affiliated entity in connection with construction of the Tenant Improvements.

     6.1.7  Change Orders. LESSEE shall have the right to issue change orders to
            -------------
change or eliminate any item or detail contained in the Tenant Improvement Plans and/or Specifications and/or to substitute and/or add other items or details not shown on the Tenant Improvement Plans and/or Specifications, subject to obtaining LESSOR's approval, which approval shall not be unreasonably withheld. LESSEE will be responsible for payment of any excess Tenant Improvement Costs resulting from any changes to the Work requested by LESSEE or necessitated by government requirements, following LESSOR's approval of the Tenant Improvement Plans. The cost of any such change order which results in the Tenant Improvement Costs exceeding $409,000 shall be borne by LESSEE to the extent of the amount so in excess. LESSOR shall have no right to issue change orders. Any such changes shall be subject to LESSOR's approval. LESSOR shall obtain from the Contractor a fixed price quotation for completion of the change and provide such quotation to LESSEE. LESSEE shall deposit funds with LESSOR to pay such costs within ten (10) days following notice from LESSOR of the Contractor's quotation of the added cost for any change. LESSOR shall make a refund to LESSEE for any excess payment for changes to the extent that the total Tenant Improvement Costs are less than $409,000.

     6.1.8  Reports and Final Reconciliation. During the course of construction
            --------------------------------
of the Tenant Improvements, LESSEE, upon reasonable request and during LESSOR's regular business hours, shall be entitled to inspect, review and copy invoices, reports or other documentation received by LESSOR from Contractor regarding the progress of Construction and the amount of Tenant Improvement Costs being incurred. Following completion of the construction of the Tenant Improvements, LESSOR shall deliver to LESSEE a final reconciliation report showing the total of the Tenant Improvement Costs.

     6.1.9  Dispute Resolution. In the event that LESSEE reasonably determines
            ------------------
that any portion of the Tenant Improvement Costs has not been properly accounted for, LESSEE shall give LESSOR written notice of such determination, which notice shall include a detailed explanation of the reason(s) for such determination, within thirty (30) days following the receipt of LESSOR's final accounting. In the event that LESSEE does not give such a written notice within such thirty
(30) day period, LESSEE shall be deemed to have conclusively approved LESSOR's final accounting. Any dispute concerning the Tenant Improvement Costs shall be subject to Arbitration as provided in section 23 of this Addendum. Pending the resolution of any such dispute, LESSEE shall pay the amount invoiced by LESSOR, and in the event LESSEE prevails in the Arbitration, LESSEE shall be entitled to a credit against the payment of Base Rent next becoming due in an amount determined in the Arbitration. Any Arbitration must be commenced by LESSEE within ninety (90) days from the delivery of LESSOR's final accounting and, if LESSEE fails to timely commence such Arbitration, LESSEE shall be deemed to have conclusively approved LESSOR's final accounting.

     7.  LESSOR's Warranty Concerning the Condition of the Premises.
         ----------------------------------------------------------
Notwithstanding the provisions of Paragraph 2.2 of the Lease, LESSOR's warranty in Paragraph 2.2 of the Lease applies only to the improvements included in the Building Shell, and LESSOR is not making any warranty concerning the physical condition of the Tenant Improvements nor the suitability of such Tenant Improvements for use by LESSEE. Except as provided in this section and in sections 8, 10 and 11 of this Addendum, LESSEE is accepting the Premises in an "AS IS, WHERE IS" condition without representation or warranty by LESSOR. If LESSEE does not give LESSOR written notice of a non-compliance with the warranty provided in Paragraph 2.2 of the Lease within one (1) year after the Scheduled Completion Date, correction of any non-compliance shall be the obligation of LESSEE, at LESSEE's sole cost and expense.

     7.1  Hazardous Materials. Except as described in the reports identified in
          -------------------
this section, LESSOR warrants to LESSEE that LESSOR has no knowledge of the existence of Hazardous Substances in, on or about the Premises in violation of any Applicable Laws. LESSEE acknowledges and agrees that LESSOR has disclosed to LESSEE that the sole basis of LESSOR's knowledge concerning such Hazardous Substances is that certain "Environment Site Assessment Carlsbad Airport Centre Phase II Expansion Property, Carlsbad, California" report prepared by Woodward-Clyde, dated April, 1993, that certain "Groundwater Monitoring Well Abandonment" report by Woodward-Clyde, dated October 7, 1994, and that certain "Site Assessment and Subsurface Investigation Report" prepared by Woodward-Clyde Consultants, dated September 26, 1991; copies of such reports have been furnished to LESSEE. LESSOR shall be under no obligation to conduct any additional investigation or further inquiry concerning Hazardous Substances in connection with entering into this Lease and making the warranty provided in this section. LESSOR further acknowledges and agrees that LESSEE shall not be liable to LESSOR for the costs to remedy or cleanup any Hazardous Substances migrating or flowing on to the Premises from outside of the Premises, including, without limitation, any off-Premises releases affecting ground water beneath the Premises so long as such off-Premises release or discharge was not caused by LESSEE or its agents, contractors or invitees. Subject to the limitations described below, LESSOR shall indemnify, defend and hold harmless LESSEE from and against any out-of-pocket loss, liability, claim, expense (including reasonable attorneys' fees and court costs) or damage resulting from any Third Party Claim (as defined below) which is based on the existence of any Hazardous Substance contamination in, under or about the Premises (including groundwater) as of the Commencement Date of the Lease or any Hazardous Substance contamination thereafter migrating in, under or about the Premises (including groundwater) as a result of its proximity to the former landfill described in the reports identified in this section, but only to the extent any such loss, liability, claim and/or expense first exceeds in aggregate the sum of $25,000.00. The phrase "Third Party Claim" means any lawsuit, administrative action or other proceeding commenced and maintained by any governmental agency or other third person or entity who is not a partner, principal, agent, employee or affiliate of LESSEE. LESSEE shall promptly give LESSOR notice of any such Third Party Claim. LESSOR's obligation of indemnification includes the obligation to defend the Third Party Claims through qualified legal counsel reasonably satisfactory to LESSEE, after LESSEE has first paid losses, liabilities, costs and/or expenses in excess of $25,000.00 on account of such Third Party Claim, provided LESSEE need not have first paid any such Third Party Claim in order to be so indemnified. LESSEE shall cooperate with LESSOR in such defense.

     8.  LESSOR's Warranty of Compliance with Building Code and Restrictions.
         -------------------------------------------------------------------
Notwithstanding the provisions of Paragraph 2.3 of the Lease, LESSOR's warranty applies only to the improvements included in the Building Shell, and LESSOR is not making any warranty concerning the compliance of the Tenant Improvements with such codes, regulations, ordinances and restrictions. LESSOR's warranty includes compliance of the Building Shell with the Americans With Disabilities Act ("ADA"). In the event that future changes in the ADA having general application require any modifications or improvements to the Building Shell, LESSOR shall be responsible, at its expense, for completing such modifications or improvements; provided, however, LESSEE, not LESSOR, shall be responsible for any modifications or improvements: (a) affecting the Tenant Improvements or other alterations made by LESSEE; or (b) resulting from special ADA requirements resulting from any unusual use or employment practices of LESSEE which are not ordinary and customary to the use or practices of tenants generally in similarly situated real estate projects. Except with respect to LESSOR's responsibility for future compliance of the Building Shell with future ADA requirements, if LESSEE does not give LESSOR written notice of a non-compliance with the warranty provided in Paragraph 2.3 of the Lease within three (3) years after the Scheduled Completion Date, correction of any non-compliance shall be the obligation of LESSEE, at LESSEE's sole cost and expense.

     9.  Delivery of Possession.  LESSOR shall deliver possession of the
         ----------------------
Premises to LESSEE on the date of Substantial Completion. LESSEE shall accept possession of the Premises upon the Substantial Completion of the Tenant Improvements. During the last fourteen (14) days immediately preceding the expected date for Substantial Completion, LESSEE shall have the right to enter the Premises prior to completion of the Tenant Improvements in order for LESSEE to perform work required by LESSEE to make the Premises ready for its use and occupancy; provided, however, (a) LESSEE requests in writing, no later than ten
(10) days prior to the requested date of entry, that LESSOR procure the liability insurance coverage required under Paragraph 8.2 of the Lease and LESSEE pays for the cost of such insurance; and (b) any such work shall be carried out in a manner and method which does not interfere with or delay the construction of the Tenant Improvements, LESSOR shall give LESSEE notice of the expected date of Substantial Completion no later than twenty (20) days prior to the expected date of Substantial Completion.

     10.  Use Warranty. Notwithstanding any other provision of this Lease to the
          ------------
contrary, LESSOR hereby warrants to LESSEE that as of the Substantial Completion of the Premises, applicable zoning and land use laws will generally permit use of the Premises for office, research, development and manufacture of golf clubs, provided that LESSEE's specific method of use of the Premises is in accordance with all other Applicable Laws and such warranty shall not be deemed to be a warranty that LESSEE is permitted to use the Premises exclusively for only one of the activities described, such as office use. Any action or claim of LESSEE for breach of the preceding warranty must be commenced within one (1) year from the Substantial Completion Date or it shall be deemed waived.

     11.  LESSOR's Maintenance Obligations. Notwithstanding the provisions of
          --------------------------------
Paragraphs 2.2, 2.3, 7.1 and 7.2 of the Lease, provisions of the Lease to the contrary and except as provided in subsections 11.1 and 11.2 of this Addendum, LESSOR, not LESSEE, shall be responsible for the maintenance and repair of certain LESSOR Maintained Improvements. The phrase "LESSOR Maintained Improvements" refers to and is limited to: (a) the structural elements of the Building Shell, being the structural portion of the exterior Building Shell walls, foundations and structural roof; (b) the non-structural roof membrane (exclusive of roof drainage system, including gutters and downspouts, which shall be maintained by LESSEE); and (c) Building Shell electrical, sewer and water utilities; provided, however, and notwithstanding any other provision, LESSOR's obligation to maintain the non-structural roof membrane shall only apply during the Original Term.

     11.1  Limitations on LESSOR's Responsibility.  LESSOR's obligation for
           --------------------------------------
repair and maintenance of the LESSOR Maintained Improvements is limited to maintaining the LESSOR Maintained Improvements in a commercially reasonable order, condition and repair and sound structural condition, and LESSEE, not LESSOR, shall be responsible for any painting or other resurfacing of the exterior surfaces of exterior or interior walls of LESSOR Maintained Improvements in order to maintain such improvements in a neat and attractive appearance. LESSOR shall not be in default of its repair and maintenance obligation if LESSOR performs the required repairs or maintenance within thirty
(30) days after written notice from LESSEE of the need for such repairs or maintenance. If, due to the nature of a particular repair or maintenance obligation, more than thirty (30) days is reasonably required to complete such repairs or maintenance, LESSOR shall not be in default so long as LESSOR commences work within such thirty (30) day period and diligently prosecutes the work to completion. No abatement of rent and no liability of LESSOR shall result for any injury to or interference with LESSEE's business from the making of or failure to make any repairs or replacements except for LESSOR's gross negligence or willful misconduct. Except as otherwise provided herein, LESSEE waives and releases its rights, if any, to make repair at LESSOR's expense, under California Civil Code Sections 1941-42 or any similar law, statute or ordinance in effect now or in the future. Notwithstanding the foregoing, if any such repair and or maintenance obligation of LESSOR constitutes an emergency situation involving property damage or personal injury, LESSOR shall make such repair immediately following notice from LESSEE. If LESSOR cannot perform such repair or maintenance obligation in time to mitigate any such property damage or personal injury, LESSEE shall have the right to perform same and LESSOR shall reimburse LESSEE for the reasonable, out-of-pocket cost thereof within thirty
(30) days from the receipt of an invoice from LESSEE, which invoice shall include backup information substantiating the expenses. In the case of such emergency situations, the notice given to LESSOR may be made by telephonic communication so long as LESSEE continues with its best efforts to contact a responsible employee or agent of LESSOR or LESSOR's designated manager until successful and LESSEE simultaneously sends a facsimile transmission to LESSOR notifying LESSOR of the emergency.

     11.2  Exclusions. The provisions of Paragraph 9 (damage and destruction)
           ----------
and Paragraph 14 (condemnation) of the Lease, and not this section 11 of this Addendum, shall control in the event of any damage, destruction or condemnation of any of the LESSOR Maintained Improvements. In addition, LESSOR shall have no responsibility to maintain or repair such LESSOR Maintained Improvements in the following circumstances:

           (a) repairs or replacements are necessitated by LESSEE's failure to promptly perform its repair and maintenance obligations of other improvements;

           (b) repairs or replacements are necessitated by any intentional or negligent act or omission of LESSEE, its employees, agents or contractors, including misuse or abuse of the LESSOR Maintained Improvements, and LESSEE acknowledges that the entry upon or placing objects on any portion of the roof shall constitute misuse;

           (c) to the extent that LESSEE makes any modification or alteration of any of the LESSOR Maintained Improvements, with or without the consent of LESSOR, including, without limitation, penetrations of the roof or structural elements, and LESSEE shall be deemed to have assumed full responsibility for the repair and maintenance of any improvements so modified, altered or added, but only to the extent any such repair or maintenance results from LESSEE's modification or alteration;

           (d) repairs or replacements are necessitated by LESSEE exceeding the designed load bearing capacities of the walls, foundations, floor slab or other structural elements;

           (e) repairs only to remove blockages of the Building Shell plumbing and sewer lines resulting from the misuse or from ordinary and customary and usual blockages and not from any defect or deficiency in such improvements; or

           (f) repairs or replacement to the Building Shell electrical system resulting from any unusual or intensive power demand requirements of LESSEE, or on account of any power fluctuation or other malfunction attributable to equipment or other electrical system improvements to be maintained by LESSEE.

     12.  Indemnification. Except for LESSEE's negligence, LESSOR shall
          ---------------
indemnify, protect, defend and hold harmless LESSEE and its agents from and against any and all claims, damages, costs, liens, judgments, penalties, attorneys' fees, expenses and/or liabilities attributable to personal injury or property damage and/or arising out of or resulting from any act, omission or neglect of LESSOR, its agents, contractors or employees while present on the Premises in connection with LESSOR's exercise of any of its rights to access to the Premises granted in this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against LESSOR) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against LESSEE by reason of any of the foregoing matters, LESSOR upon notice from LESSEE shall defend the same at LESSOR's expense by counsel reasonably satisfactory to LESSEE and LESSEE shall cooperate with LESSOR in such defense. LESSEE need not have first paid any such claim in order to be so indemnified.

     13.  Additional Provisions Regarding Alteration Removal. Notwithstanding
          --------------------------------------------------
any contrary provision in Paragraph 7.4(b) of the Lease, if LESSOR expressly consents to any Alteration or Utility Installations constructed or installed by LESSEE, LESSOR shall notify LESSEE at the time of giving such consent whether or not LESSOR will require the removal of the Alteration or Utility Installation upon expiration of the Lease, and LESSOR's failure to so notify LESSEE shall constitute a waiver of LESSOR's right to require LESSEE to remove such Alteration or Utility Installation upon expiration of the Lease. In addition, and notwithstanding any contrary provisions, LESSEE shall not remove and LESSOR shall be entitled to retain any computer network, telephone or security system cabling or conduits placed within the walls, ceilings or floors of the Premises.

     14.  Property Insurance/Earthquake. Notwithstanding the provision in
          -----------------------------
Paragraph 8.3(a) of the Lease requiring earthquake coverage if requested by LESSOR's lender, LESSOR agrees that LESSEE shall not be responsible for the cost of earthquake insurance coverage to the extent any coverage requested by LESSOR's lender is not consistent with the prevailing practices of institutional lenders making loans for similarly situated commercial real estate developments in the same locale and seismic zone.

     15.  Additional Provision Concerning Damage or Destruction. This section
          -----------------------------------------------------
includes provisions that modify and/or supplement the provisions of Paragraph 9 of the Lease concerning damage or destruction of the Premises. Except as expressly set forth in subsections 15.1 through 15.4 of this Addendum, the provisions of Paragraph 9 of the Lease shall be enforced in accordance with their terms.

     15.1  Partial Damage-Uninsured Loss. LESSOR agrees that LESSOR's right to
           -----------------------------
terminate the Lease under Paragraph 9.3 of the Lease on account of an uninsured loss shall not apply unless the aggregate cost and expense of repairing and restoring the Premises exceeds One Hundred Thousand Dollars ($100,000.00), and LESSOR shall cause such repair and restoration to be completed to the extent required in Paragraph 9.3 of the Lease. If LESSOR elects to exercise such right of termination and LESSEE elects to exercise its right under Paragraph 9.3 of the Lease to complete such repairs at its expense, LESSEE shall only be responsible for the repair or replacement costs in excess of One Hundred Thousand Dollars ($100,000.00), and LESSOR shall be responsible for payment of such costs up to a maximum of One Hundred Thousand Dollars ($100,000.00).

     15.2  Damage Near End of Term. LESSOR agrees that LESSEE shall have the
           -----------------------
same right to terminate the Lease during the last six (6) months of the term of the Lease as provided to LESSOR under Paragraph 9.5 of the Lease, except in the event such damage was caused by LESSEE, in which event LESSEE shall not have the right to terminate the Lease.

     15.3  Abatement of Rent. The requirement in Paragraph 9.6(a) of the Lease
           -----------------
for LESSEE to continue to perform its obligations under the Lease other than those monetary obligations subject to abatement under Paragraph 9.6(a) of the Lease, shall not apply to the extent that LESSEE's ability to perform any such other obligations is impaired by the damage or destruction of the Premises; provided, however, the preceding exception shall not apply to any monetary obligations. In addition, the waiver of LESSEE of any claim against LESSOR for any damage suffered by reason of such repair or restoration shall not apply to the extent such damage is solely caused by the gross negligence or willful misconduct of LESSOR, or its agents, contractors or employees.

     15.4  Termination-Advance Payments. In addition to any entitlement of
           ----------------------------
LESSEE to receive any advance payment under Paragraph 9.8 of the Lease, in the event of the termination of the Lease pursuant to Paragraph 9 of the Lease during the first five (5) years of the Original Term, LESSEE shall be entitled to receive a portion of insurance proceeds actually received by LESSOR on account of the unamortized cost of the Tenant Improvements, with such portion equaling a percentage determined by (a) dividing the aggregate amount of the Tenant Improvement Costs paid by LESSEE, (b) by the total Tenant Improvement Costs paid by both LESSOR and LESSEE.

     16.  Additional Provision Concerning Assignment and Subletting. This
          ---------------------------------------------------------
section includes provisions that modify and/or supplement the provisions of Paragraph 12 of the Lease concerning the assignment and subletting of the Premises. Except as expressly set forth in subsections 16.1 through 16.4 of this Addendum, the provisions of Paragraph 16 of the Lease shall be enforced in accordance with their terms.

     16.1  LESSOR's Consent/Affiliate Transaction. Subject to compliance with
           --------------------------------------
Paragraph 12.2 of the Lease, LESSOR's consent shall not be required with respect to an Affiliate Transaction and the provisions of Paragraph 12.1(d) of the Lease shall not apply to an Affiliate Transaction. The term "Affiliate Transaction' means (i) any assignment resulting from a bona fide consolidation, merger or purchase of substantially all of LESSEE's assets, or (ii) any assignment or sublease to an entity controlling, controlled by or under common control with LESSEE, or an entity which acquires, is acquired by, or merges with, LESSEE; provided, however, any such assignment shall not release or otherwise affect LESSEE's liability for its obligations under the Lease. LESSOR agrees that LESSEE's failure to use or occupy all or any portion of the Premises shall not constitute a default. Further and notwithstanding anything to the contrary contained herein, LESSOR acknowledges and agrees that the Premises may be occupied by one or both Guarantors, companies affiliated with LESSEE, and LESSOR consents to such occupancy. For purposes of determining whether a transaction is an "Affiliate Transaction," references to "LESSEE" in this section shall also be deemed to include each Guarantor.

     16.2  Exception to Consent For Certain Subletting. Notwithstanding any
           -------------------------------------------
other provision in Paragraph 12 of the Lease, LESSOR's consent to a sublease shall not be required and LESSOR shall not have the right to adjust the rental under Paragraph 12.1(d) of the Lease so long as all of the following conditions are and remain satisfied: (a) the sublease is for a portion of the Premises constituting less than fifty percent (50%) of the total rentable square feet of the Premises; (b) LESSEE continues to occupy the remaining portions of the Premises; and (c) LESSEE is not otherwise in Breach of this Lease.

     16.3  Assignee's Assumption. With respect to the obligation under Paragraph
           ---------------------
12.2(a) for any assignee to assume the obligations of LESSEE under the Lease, such obligation is clarified to provide that such assumption only applies to any accrued or unperformed obligations existing as of the date of the assignment and any future obligations accruing on and after the date of the assignment.

     16.4  Rent Adjustment Upon Assignment or Sublease. Subject to all other
           -------------------------------------------
provisions of Paragraph 12 of the Lease and except in the case of an Affiliate Transaction, if LESSEE subleases or assigns the Premises (regardless of whether such sublease or assignment is consented to by LESSOR), LESSEE shall pay to LESSOR, as additional rental due under this Lease, at LESSOR's option, the following amounts: (a) in the case of an assignment, LESSOR shall be entitled to receive an amount equal to fifty percent (50%) of the total value of the consideration received by LESSEE on account of such assignment, less an amount equal to any real estate commissions payable by LESSEE on account of the assignment of this Lease, which amount shall be payable within five (5) days from the date(s) as and when LESSEE receives such consideration; and (b) in the case of a sublease, an amount equal to fifty percent (50%) of the Excess Rental payable by any subtenant on account of such sublease less the costs of any real estate commissions payable by LESSEE. The term "Excess Rental" means the rent or other consideration received by LESSEE from the subtenant in excess of the amount of Base Rent, additional rent and other charges payable by LESSEE under this Lease. In no event shall this provision be construed or applied to reduce the Base Rent or other charges payable by LESSEE under this Lease, nor modify, waive or otherwise affect LESSOR's entitlement to increase the rentals payable under this Lease pursuant to Paragraph 12.1(d) of the Lease in the event of an assignment or subletting without the consent of LESSOR.

     16.5  Presumption of Reasonableness. To the extent that the Lease provides
           -----------------------------
for LESSOR's reasonable consent to an assignment of the Lease, LESSEE acknowledges and agrees that LESSOR shall be conclusively deemed to have reasonably withheld such consent if (a) the Net Worth of the proposed assignee does not exceed One Million Dollars ($1,000,000.00) as evidenced by financial statements conforming to the requirements of section 16.6 of the Lease, or (b) the assignee's use of the Premises would increase the risk of contamination of any Hazardous Substance from the risk presented by LESSEE's use of the Premises as determined by Dames & Moore, or such other qualified environmental consultant as LESSOR and LESSEE may reasonably approve if Dames & Moore decline to make such determination. LESSEE shall be responsible for the fees of such consultant. Nothing in this section shall be construed or applied to restrict LESSOR from withholding its consent for other reasonable grounds, and this provision is included solely to provide LESSOR the benefit of the conclusive presumption with respect to one or both of the above described conditions.

     16.6  Time For Consent. LESSOR shall give LESSEE written notice of its
           ----------------
consent or refusal to consent to a proposed assignment no later than thirty (30) days following receipt from LESSEE of the last of the Transfer Documentation and LESSEE's payment under Paragraph 12.2(e) of the Lease ("LESSOR's Notice"). The term "Transfer Documentation" means and includes the following documentation, which shall be certified in writing as true, correct and complete by the assignee: (a) the name, address, telephone number and responsible representative of the assignee; (b) financial statements, prepared by a certified public accountant or equivalent, for the last three (3) years of assignee's operation, including balance sheet, income statements and any other statements prepared in the ordinary course of assignee's operations; (c) written reports, government filings and other relevant documentation, if any, describing the extent of the use of Hazardous Substances in assignee's general business operations, and, if different, the use of the Premises proposed by assignee; and (d) all written contracts and agreements, including lease assignments, signed between LESSEE (or any of its affiliates) and the assignee relating to or in any way concerning the assignment or any contemporaneous transaction, which contracts and agreements must evidence that the assignment is subject only to the condition or contingency of LESSOR's consent. If LESSOR does not timely give LESSOR's Notice, LESSOR shall be deemed to have given its consent to the assignment as disclosed in the Transfer Documentation.

     17.  Additional Provision Concerning Default/Breach/Remedies.  This section
          -------------------------------------------------------
includes provisions that modify and/or supplement the provisions of Paragraph 13 of the Lease concerning a Default and Breach and remedies. Except as expressly set forth in subsections 17.1 through 17.3 of this Addendum, the provisions of Paragraph 13 of the Lease shall be enforced in accordance with their terms.

     17.1  Limited Waiver of Costs. LESSOR agrees to waive the charges for
           -----------------------
preparation of a notice of Default in the following circumstances: (a) it is determined that a Default, in fact, did not occur; or (b) the first Default occurring during any rolling twelve (12) month period other than a Default arising on account of the failure to pay Base Rent or any other monetary charge.

     17.2  Documentation Requirements. Except as expressly otherwise provided in
           --------------------------
this Lease, the failure by LESSEE to provide LESSOR with reasonable written evidence (in duly executed original form, if applicable) of (i) a Tenancy Statement required pursuant to Paragraphs 16 or 37 of the Lease, (ii) the execution of any document requested under Paragraph 42 (easements) of the Lease, or (iii) the subordination or non-subordination of this Lease as provided in Paragraph 30 of the Lease, where such failure continues for a period of ten (10) days following written notice by or on behalf of LESSOR to LESSEE, shall constitute a Breach. Except as expressly otherwise provided in this Lease, the failure by LESSEE to provide LESSOR with reasonable written evidence (in duly executed original form, if applicable) of (aa) compliance with Applicable Law as required under Paragraph 6.3 of the Lease, (bb) the rescission of an unauthorized assignment or subletting of the Premises under Paragraph 12.1(b) of the Lease, or (cc) any other documentation or information which LESSOR may reasonably require of LESSEE under the terms of this Lease, where such failure continues for a period of thirty (30) days following written notice by or on behalf of LESSOR to LESSEE, shall constitute a Breach.

     17.3  Limited Late Charge Waiver. Notwithstanding the provisions of
           --------------------------
Paragraph 13.4 of the Lease, LESSOR agrees to waive any late charges so long as LESSEE is not late in payment of the Base Rent or additional rent on more than one (1) occasion during any twelve (12) month period and LESSEE otherwise pays the late rent within three (3) business days from LESSOR's delivery of written notice of such nonpayment.

     17.4  Limitation. Notwithstanding the provisions of Paragraph 13.2 of the
           ----------
Lease, LESSOR agrees to refrain from undertaking direct action so long as LESSEE, within ten (10) days following receipt of LESSOR's notice, provides satisfactory evidence that LESSEE has commenced the required performance and that LESSEE's performance will be completed within the time period allowed for LESSEE to cure a Default with respect to the item to be performed.

     18.  Additional Provision Regarding Condemnation. Notwithstanding any
          -------------------------------------------
contrary provision in Paragraph 14 of the Lease, in addition to any other compensation to which LESSEE may be entitled to pursuant to Paragraph 14 of the Lease, if a taking occurs during the first five (5) years of the Original Term, LESSEE shall be entitled to receive a portion of any condemnation proceeds actually received by LESSOR attributable to the unamortized cost of the Tenant Improvements, with such portion equaling a percentage determined by (a) dividing the aggregate amount of the Tenant Improvement Costs paid by LESSEE, (b) by the total Tenant Improvement Costs paid by both LESSOR and LESSEE.

     19.  Additional Provision Regarding LESSOR's Liability. Notwithstanding the
          -------------------------------------------------
provisions of Paragraph 17 of the Lease, the provision providing for LESSOR, or its successors, to be relieved from liability upon transfer or assignment of the Lease shall only apply so long as such transferee or assignee expressly assumes in writing the obligations of the LESSOR under this Lease arising from and after the date of such assignment or transfer.

     20.  Additional Provision Regarding Interest. Notwithstanding the
          ---------------------------------------
provisions of Paragraph 19 of the Lease, to the extent that LESSOR becomes entitled to collect more than one late charge for the same Default, LESSOR agrees to waive interest charges to the extent that the amount actually collected by LESSOR on account of any cumulative late charges (not including the initial late charge attributable to the particular Default), if taken together with the interest on the same sums, would exceed the amount of interest on the undue amount provided in Paragraph 19 of the Lease.

     21.  Waiver.  No waiver by LESSEE of any breach of any term, covenant or
          ------
condition hereof by LESSOR shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent breach by LESSOR of the same or of any other term, covenant or condition hereof.

     22.  Additional Option Provisions. Notwithstanding the provisions of
          ----------------------------
Paragraph 39.2 of the Lease providing that the options are personal to LESSEE, LESSEE shall have the right to assign the options as a part of the assignment of the Lease in the following circumstances: (a) in an Affiliate Transaction; or
(b) in an assignment to which LESSOR is obligated to provide its consent in accordance with Paragraph 12 of the Lease and section 16 of this Addendum; provided, however, in the case of preceding clause (b), LESSOR shall have the right to elect to terminate this Lease rather than permit the assignment of the options, by giving LESSEE notice of such termination in LESSOR's Notice under subsection 16.6, and such termination shall be effective upon the later to occur of (i) the expiration of thirty (30) days following the delivery of such LESSOR's Notice, or (ii) the date of the proposed assignment. In addition, subject to Paragraph 39 of the Lease, LESSOR is granting to LESSEE two (2) successive options to extend the Lease term for successive five (5) year periods, with the first option period beginning upon the expiration of the Original Term and the second option period beginning on the expiration of the first option period. Each option shall be exercised only by written notice delivered to LESSOR no earlier than 365 days and no later than 180 days before the expiration of the Lease, or previous option period, whichever is applicable. Regardless of cause, if LESSEE fails to timely give notice of the exercise of an option, all option rights will automatically lapse and terminate and be of no further force or effect without any requirement of notice or demand by LESSOR. The Base Rent for each option period shall be adjusted in accordance with subsection 22.1 of this Addendum at the beginning of each option period. The other terms and conditions of the Lease shall remain in effect during each option period, except: (a) except as provided in subsection 22.2 of this Addendum, no tenant improvements or allowances shall be provided by LESSOR, and LESSEE shall be deemed to have extended the term of the Lease and accepted the Premises "AS IS" in their then existing condition and without representation or warranty from LESSOR; (b) upon the exercise of the first option, LESSEE shall have only one remaining option to extend the Lease for an additional five (5) year period, and upon the exercise of the second option, LESSEE shall have no further right to extend the term of the Lease; (c) the limitation on Operating Expenses under section 2 of this Addendum shall not apply; and (d) as provided in section 11 of this Addendum, LESSOR shall have no further responsibility for the maintenance and repair of the non-structural roof membrane.

          22.1  Adjustment to Base Rent. Except as otherwise provided in this
                -----------------------
section, the Base Rent shall be adjusted at the beginning of each option period to 95% of the "fair rental value" of the Premises as determined in the following manner:

                (a) Within thirty (30) days from LESSEE's notice, LESSOR and LESSEE shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of the beginning of the applicable option period. If LESSOR and LESSEE have not agreed upon the fair rental value of the Premises at least ninety (90) days prior to the beginning of the applicable option period, the fair rental value shall be determined by appraisal, by one or more appraisers ("Appraiser(s)"). The Appraisers shall have at least five (5) years experience in the appraisal of commercial/industrial real property in the area in which the Premises is located and shall be members of professional organizations such as M.A.I. or equivalent.

                (b) If LESSOR and LESSEE are not able to agree upon the fair rental value of the Premises within the prescribed time period, then LESSOR and LESSEE shall attempt to agree in good faith upon a single Appraiser not later than seventy-five (75) days prior to the beginning of the applicable option period. If LESSOR and LESSEE are unable to agree upon a single Appraiser within such time period, then LESSOR and LESSEE shall each appoint one Appraiser not later than sixty-five (65) days prior to the beginning of the applicable option period. Within ten (10) days thereafter, the two (2) appointed Appraisers shall appoint a third Appraiser. If either LESSOR or LESSEE fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determined the fair rental value of the Premises. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable.

                (c) For the purposes of such appraisal, the term "fair rental value" shall mean the price that a ready and willing tenant would pay, as of the beginning of the applicable option period, as monthly rent to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. Fair rental value shall take into consideration all monetary concessions being granted in connection with such comparable property, including without limitation, rent abatement concessions and tenant improvements or allowances (after deduction for the refurbishment allowance afforded LESSEE under subsection 22.2 of this Addendum) provided therefor. If a single Appraiser is chosen, then such Appraiser shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. LESSOR and LESSEE shall instruct the Appraiser(s) to complete the determination of the fair rental value not later than thirty (30) days prior to the beginning of the applicable option period. If the fair rental value is not determined prior to the beginning of the applicable option period, then LESSEE shall continue to pay to LESSOR the Base Rent applicable to the Premises immediately prior to such extension, until the fair rental value is determined. When the fair rental value of the Premises is determined, LESSOR shall deliver notice thereof to LESSEE, and if the fair rental value is higher, LESSEE shall pay to LESSOR, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by LESSEE to LESSOR and the new Base Rent determined hereunder.

                (d) Notwithstanding any other provision of this Lease, in no event shall the Base Rent in effect for the last year of the Original Term, or the last year of the immediately preceding option period ("Prior Base Rent"), be decreased on account of the operation of this section. If the fair rental value of the Premises determined under this section is less than the Prior Base Rent, then the Base Rent for the applicable option period shall equal the Prior Base Rent.

                (e) The provision providing for an adjustment to 95% of the fair market rental shall not apply if LESSOR becomes obligated to pay any real estate brokerage commission pursuant to any agreements or other acts or omissions of LESSEE on account of LESSEE's extension of the term of the Lease. If any such commissions are payable, the rent shall be 100% of the fair market rental, subject to the provisions of preceding clause (d).

          22.2 Refurbishment Allowance. In the case of each option period,
               -----------------------
LESSOR shall reimburse LESSEE for certain "Refurbishment Expenses" (as defined below) up to a maximum amount not to exceed the "Refurbishment Allowance" (as defined below). The term "Refurbishment Expense(s)" means out-of-pocket expenses paid by LESSEE, no earlier than 180 days prior to the beginning of each option period, to replace carpet, repaint interior walls and replace damaged or soiled ceiling tiles with comparable quality materials to the items being replaced or refurbished. The term "Refurbishment Allowance" means an amount, calculated as of the beginning of each option period, equal to the lesser of (i) $41,450.00 increased by increases in the "Index" (as defined below) from the Commencement Date, or (ii) a maximum amount of $62,175.00.

          22.3 "Index" Defined. The term "Index" means the Consumer Price Index
                --------------
for Urban Wage Earners and Clerical Workers, in the Los Angeles-Anaheim-Riverside metropolitan area, All Items (1982-84 equals 100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics revises the Index, the parties agree that the Bureau of Labor Statistics will be the sole judge of the comparability of successive indexes, but if that agency fails to supply indexes that it deems comparable, or if no succeeding index is published, then the parties shall negotiate in good faith to reasonably determine an appropriate alternative published price index.

     23.  Arbitration Procedure.  Whenever in this Lease another provision
          ---------------------
expressly provides for the resolution of a dispute through Arbitration, the arbitration procedures provided in this section shall apply ("Arbitration"). Any Arbitration permitted pursuant to this section shall be commenced and conducted in accordance with the California Code of Civil Procedure, Section 1281, et. seq., and the discovery procedures permitted by Section 1283.05 of the Code shall apply. The Arbitration award rendered shall be final and binding and judgment may be entered upon it in accordance with applicable laws and any court having jurisdiction thereof. Except on account of claims, disputes and other matters in question required to be submitted to Arbitration in accordance with another section of this Lease, all other claims, disputes and actions arising from or relating to this Lease shall be commenced and maintained in the appropriate court having jurisdiction. Notwithstanding any other provision, the jurisdiction of any arbitrators appointed pursuant to this provision shall not extend to the award of any exemplary or punitive damages, or other substantially equivalent damages.

     24.  Subordination/Non-Disturbance. LESSEE shall execute and deliver to
          -----------------------------
LESSOR, in favor of LESSOR's lender, a Subordination, Estoppel, Nondisturbance and Attornment Agreement in the form as shown in Exhibit "5" annexed to this Lease upon request, and LESSOR shall cause LESSOR's lender to execute such agreement in favor of LESSEE. If the Premises are presently encumbered by a mortgage, deed of trust or similar security interest in favor of LESSOR's lender, within thirty (30) days from LESSOR's execution of the Lease, LESSOR shall cause such lender to enter into a nondisturbance acknowledging LESSEE's right to continued occupancy under the Lease so long as LESSEE is not in Breach of the Lease and notwithstanding LESSOR's default under the mortgage, deed of trust or other security device. If such lender requests, such nondisturbance agreement shall also include provisions regarding the subordination of the Lease and certain estoppel certification and LESSEE agrees to execute a Subordination, Estoppel, Nondisturbance and Attornment Agreement in the form as shown in Exhibit "5" annexed to this Addendum.

     25.  Hazardous Materials Questionnaire. Without limiting LESSEE's
          ---------------------------------
obligations under Paragraph 6.2 of the Lease regarding compliance with Applicable Laws concerning Hazardous Substances, LESSEE shall, within ten (10) days from the execution, complete and deliver to LESSOR for its filing with applicable government authorities a Hazardous Materials Questionnaire in the form as set forth in Exhibit "6" annexed to this Addendum.

     26.  Additional Notice Provisions. LESSEE may, by giving written notice to
          ----------------------------
LESSOR, change the address for notices under Paragraph 23 of the Lease from the address of the Premises to any other address designated by LESSEE. In addition, LESSOR shall also give copies of any notice of Default or Breach as follows:
U.S. Industries, Inc., 101 Wood Avenue South, Iselin, New Jersey, 08830,
Attention:  Rich Buccarelli.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.

                                "LESSOR"

                                TECHPLEX, L.P., a California limited partnership By Its General Partner

                                       HAMANN CONSOLIDATED, INC.,
                                       a California corporation



                                       By:  /s/ JEFFREY C. HAMANN
                                          ----------------------------------
                                           Jeffrey C. Hamann, President


                                       By:  /s/ JEFFREY C. HAMANN
                                          ----------------------------------
                                           Gregg Hamann, Secretary
                                           Jeffrey C. Hamann has Attorney In
                                           Fact for Gregg Hamann

                                "LESSEE"

                                PUTTER PROPERTIES, INC., a Delaware corporation



                                By:  /s/ RICHARD A. BUCCARELLI
                                   -----------------------------------------
                                    Richard A. Buccarelli, Vice President



                                By:
                                   -----------------------------------------
                                [Signature]


                                   -----------------------------------------
                                   Print Name and Title of Signatory